Exhibit 99.1

Agrify Corporation to Change Its Name to RYTHM, Inc. Following Brand Portfolio Acquisition

●	Acquires brand portfolio including RYTHM, Dogwalkers, and Beboe from Green Thumb Industries

●	Enters into licensing agreement permitting Green Thumb to manufacture and distribute brands

●	Under the new name, RYTHM, Inc. will assume the Nasdaq ticker symbol “RYM” starting September 2, 2025

ROLLING MEADOWS, IL, August 27, 2025 – Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, today announced the acquisition of a portfolio of brand intellectual properties (the “Brands”), including RYTHM, Dogwalkers, Beboe and others, from Green Thumb Industries for US$50 million paid for via a convertible note. Concurrently, the Company entered into an agreement to license the Brands to Green Thumb Industries to manufacture and distribute. In addition, Agrify is changing its name to RYTHM, Inc. (“RYTHM”) and will begin trading on the Nasdaq Capital Market under the symbol “RYM” as of the open of trading on September 2, 2025.

This acquisition marks the Company’s next step as it positions itself as a leader in the well-being consumer space. As consumer preferences and policies shift, the Company expects that this transaction will strategically position it for rapid topline growth through licensing revenue and expanding sales of hemp-derived THC products, including the recently launched RYTHM Beverages.

“RYTHM’s future is bright as we are well positioned to deliver revenue growth both in hemp-derived THC sales and brand licensing,” said Chairman and Interim Chief Executive Officer Ben Kovler. “Demand for THC is rising as consumers seek well-being and alternatives to alcohol. And most importantly, these THC products are no longer just available at the dispensary. Thus, we continue to position the business to be in the right place at the right time, ahead of material change. Our portfolio of brands, which now includes RYTHM, incredibles, Dogwalkers, Beboe, &Shine, Doctor Solomon’s and Good Green, in addition to Señorita, continues to deliver well-being to tens of thousands of Americans every day. It feels especially good, today, to say Find Your RYTHM, America.”

Following this transaction, the Company has approximately 2.0 million shares of common stock outstanding, warrants for approximately 7.6 million shares of common stock, and convertible notes that, if converted (principal and interest), would equal approximately 6.7 million shares of common stock. The CUSIP number for RYM common stock will remain 00853E404.

About Us

The Company’s portfolio of brands delivers well-being to millions of Americans every year. The company features some of the most recognized and trusted names in the cannabis and hemp industries, including RYTHM, incredibles, Dogwalkers, Beboe, Señorita THC Margaritas, &Shine, Doctor Solomon’s and Good Green in thousands of physical locations and online channels. With products rooted in quality, safety, and innovation, the Company is shaping cannabis experiences that enhance daily life. Learn more and explore the full brand portfolio at www.RYTHMinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results including the potential for revenue growth from licensing and hemp-derived THC sales, the expected timing of the Company’s name and ticker symbol change, and potential trends in consumer preferences. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect the Company’s business, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and filings with the SEC.

Investor Relations Contact

IR@RYTHMinc.com